EX-99.n.1

IVY FUNDS
A DELAWARE STATUTORY TRUST

AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3
UNDER THE
INVESTMENT COMPANY ACT OF 1940

I. INTRODUCTION

In accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Plan describes the multi-class structure that will apply to certain series of Ivy Funds (each, a “Fund,” and collectively, the “Funds”), including the separate class arrangements for the service and distribution of shares of beneficial interest, the method for allocating the expenses and income of each Fund among its classes, and any related exchange privileges and conversion features that apply to the different classes.

II. THE MULTI-CLASS STRUCTURE

The class of shares of beneficial interest that each Fund is authorized to issue is set forth on Appendix A, as it may be amended from time to time. Shares of beneficial interest of each class of a Fund represent an equal pro rata interest in the underlying assets of that Fund, and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear certain class-specific expenses, as described more fully in Section III; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. Each class of shares shall also have the distinct features described in Section III.

III. FRONT-END SALES CHARGES, CONTINGENT DEFERRED SALES CHARGES AND 12B-1 FEES

With the exception of Class A shares of Delaware Ivy Government Money Market Fund, Class A shares shall be offered at net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in each Fund’s current prospectus and shall be subject to reductions for larger purchases and such waivers or reductions as disclosed in each Fund’s current prospectus or prospectus supplement. Class A shares generally will not be subject to a contingent deferred sales charge (a “CDSC”), although a CDSC may be imposed in certain limited cases as disclosed in each Fund’s current prospectus or prospectus supplement. Class A shares are subject to distribution and service fees charged pursuant to a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act (the “12b-1 Plan”) that provides for a maximum fee of 0.25% of the average daily net assets of the Class A shares of the Fund. Class A shares of Delaware Ivy Government Money Market Fund will be sold without an initial sales charge, will not be subject to a contingent deferred sales charge and will not be subject to a Rule 12b-1 fee.

Class C shares shall be offered at net asset value without the imposition of a front-end sales charge. A CDSC in such amount as is described in each Fund’s current prospectus or prospectus supplement shall be imposed on Class C shares, subject to such waivers or reductions as disclosed in each Fund’s current prospectus or prospectus supplement. Class C shares are subject to distribution and service fees charged pursuant to the 12b-1 Plan that provides for a maximum service fee of 0.25% and a maximum distribution fee of 0.75% of the average daily net assets of the Class C shares of the Fund. All Class C shares convert automatically into Class A shares of the Fund eight years after the end of the month in which such shares were purchased. Class C shares of Delaware Ivy Government Money Market Fund are not available for investment except that exchanges are allowed.

Class I shares will be sold without an initial sales charge and will not be subject to a CDSC. Class I shares are not subject to a Rule 12b-1 fee.

Class R6 shares will be sold without an initial sales charge and will not be subject to a CDSC. Class R6 shares are not subject to a Rule 12b-1 fee.

Class R shares will be sold without an initial sales charge and will not be subject to a CDSC. Class R shares are subject to distribution and service fees charged pursuant to the 12b-1 Plan that provides for a maximum fee of 0.50% of the average daily net assets of the Class R shares of the Fund.

Class Y shares will be sold without an initial sales charge and will not be subject to a CDSC. Class Y shares are subject to distribution and service fees charged pursuant to the 12b-1 Plan that provides for a maximum fee of 0.25% of the average daily net assets of the Class Y shares of the Fund.

IV. ALLOCATION OF EXPENSES AND INCOME

A. “TRUST” AND “FUND” EXPENSES

The gross income, realized and unrealized capital gains and losses and expenses (other than “Class Expenses,” as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses so allocated include expenses of the Trust that are not attributable to a particular Fund or class of a Fund (“Trust Expenses”) and expenses of a Fund not attributable to a particular class of the Fund (“Fund Expenses”). Trust Expenses include, but are not limited to, Trustees’ fees and expenses; insurance costs; certain legal fees; expenses related to shareholder reports; and printing expenses. Fund Expenses include, but are not limited to, certain registration fees (i.e., state registration fees imposed on a Fund-wide basis and SEC registration fees); custodial fees; transfer agent fees; advisory fees; fees related to the preparation of separate documents of a particular Fund, such as a separate prospectus; and other expenses relating to the management of the Fund’s assets.

B. “CLASS” EXPENSES

The types of expenses attributable to a particular class (“Class Expenses”) include: (a) payments pursuant to the 12b-1 Plan for that class, if the class has a 12b-1 Plan; (b) transfer agent fees attributable to a particular class; (c) printing and postage expenses related to preparing and distributing shareholder reports, prospectuses and proxy materials; (d) registration fees (other than those set forth in Section IV.A. above); (e) the expense of administrative personnel and services as required to support the shareholders of a particular class; (f) litigation or other legal expenses relating solely to a particular class; (g) Trustees’ fees incurred as a result of issues relating to a particular class; and (h) the expense of holding meetings solely for shareholders of a particular class. Expenses described in subpart (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may, but are not required to, be directly attributed and charged to a particular class. The fees and expenses that are attributed and charged to a particular class are borne on a pro rata basis by the outstanding shares of that class.

In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes reasonably allocable as a Class Expense, it shall be so allocated, subject to compliance with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended.

C. WAIVERS OR REIMBURSEMENTS OF EXPENSES

Expenses may be waived or reimbursed by any adviser to Ivy Funds, by Ivy Funds’ underwriter or any other provider of services to Ivy Funds without the prior approval of Ivy Funds’ Board of Trustees.

V. EXCHANGE PRIVILEGES

Holders of Class A, Class C, Class I, Class R6, Class R and Class Y shares of a Fund shall have such exchange privileges as set forth in each Fund’s current prospectus and statement of additional information. All exchanges are subject to the eligibility and minimum purchase requirements set forth in each Fund’s prospectus and statement of additional information.

With respect to Fund shares subject to an initial sales charge, the exchange will be processed on the basis of the relative net asset values of the separate classes on the trade date, plus an amount equal to the difference, if any, between the sales charge previously paid on the “old” class of shares and the sales charge payable at the time of the exchange on the “new” class of shares. Incremental sales charges are waived for the outstanding class of shares that have been invested for 12 months or longer.

With respect to Fund shares subject to a CDSC, the exchange will be processed on the basis of the relative net asset values of the separate classes on the trade date, without the payment of a CDSC that would otherwise be due upon the redemption of the “old” class of shares. Shareholders of a Fund exercising the exchange privilege will continue to be subject to the Fund’s CDSC schedule (or period) following an exchange, unless the CDSC schedule that applies to the “new” Class of shares is higher (or such period is longer) than the CDSC schedule (or period), if any, applicable to the “old” Class of shares, in which case the schedule (or period) of the Fund into which the exchange is made shall apply. Also, if less than all of investment is exchanged out of the Fund, the shares exchanged will reflect, pro rata, the cost, capital appreciation and/or reinvestment of distributions of the original investment as well as the original purchase date, for purposes of calculating any CDSC for future redemptions of the exchanged shares.

Shares resulting from the reinvestment of dividends and other distributions will not be charged an initial sales charge or CDSC when exchanged into another Fund.

These exchange privileges may be modified or terminated by a Fund, and exchanges may only be made into funds that are legally registered for sale in the investor’s state of residence.

VI. CONVERSION FEATURE

Class C shares of a Fund convert automatically to Class A shares of the Fund as of the close of business on the first business day after the last calendar day of the month in which the eighth anniversary of the purchase date of the Class C shares occurs. The conversion will be based on the relative net asset values per share of the two classes, without the imposition of any sales load, fee or other charge. For purposes of calculating the eight year holding period, the “purchase date” shall mean the date on which the Class C shares were initially purchased, regardless of whether the Class C shares that are subject to the conversion were obtained through an exchange (or series of exchanges) from a different Fund. For purposes of conversion of Class C shares, Class C shares acquired through the reinvestment of dividends and capital gain distributions paid in respect of Class C shares will be held in a separate sub-account. Each time any Class C shares in the shareholder’s regular account (other than those shares in the sub-account) convert to Class A shares, a pro rata portion of the Class C shares in the sub-account will also convert to Class A shares. The portion will be determined by the ratio that the shareholder’s Class C shares converting to Class A shares bears to the shareholder’s total Class C shares not acquired through the reinvestment of dividends and capital gain distributions.

VII. CONVERSION PRIVILEGE

As described in each Fund’s current prospectus or prospectus supplement, a conversion between share classes of the same Fund is allowable and will be treated as a non-taxable event. A conversion from one class of shares to another will be based on the respective net asset values of the separate classes on the trade date for the conversion.

A shareholder is eligible for a self-directed conversion from one class of the Fund into another class of the Fund if the shareholder meets the eligibility requirements for the “new” class.

If a shareholder no longer meets the requirements for a particular class of shares, the Fund may automatically convert the shareholder’s shares into another class of shares of the same Fund, as appropriate.

VIII. REDEMPTION FEES

Redemptions and exchanges of shares of each Fund shall be subject to redemption fees in such amounts and subject to any waivers or reductions as are determined or approved by the Board of Trustees and disclosed in each Fund’s current prospectus and statement of additional information.

IX. BOARD REVIEW

A. INITIAL APPROVAL

The Board of Trustees of Ivy Funds, including a majority of the Trustees who are not interested persons of Ivy Funds, as defined under the 1940 Act (the “Independent Trustees”), at a meeting held on November 13, 2008 initially approved this Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class of shares of each Fund individually and Ivy Funds as a whole.

B. APPROVAL OF AMENDMENTS

Before any material amendments to this Plan, the Trust’s Board of Trustees, including a majority of the Independent Trustees, must find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund Expenses), is in the best interests of each class of shares of each Fund individually and Ivy Funds as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of Ivy Funds shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered a cross-subsidization of one class by another, and other potential conflicts of interest between classes.

C. PERIODIC REVIEW

The Board of Trustees of Ivy Funds shall review the Plan as frequently as it deems necessary, consistent with applicable legal requirements.

X. EFFECTIVE DATE

The Plan first became effective as of November 13, 2008, as amended May 18, 2009, February 11, 2010, January 24, 2011, June 13, 2011, June 4, 2012, August 14, 2012, November 12, 2012, February 26, 2013, November 12, 2013, May 20, 2014, August 12, 2014, January 9, 2017, September 1, 2017, November 15, 2017, May 16, 2018, November 5, 2018, May 20, 2020, February 24, 2021 to be effective May 1, 2021 and May 18, 2022 to be effective June 10, 2022.

AMENDED AND RESTATED
APPENDIX A
TO THE IVY FUNDS RULE 18F-3 MULTI-CLASS PLAN

This Amended and Restated Appendix A, as amended May 18, 2022 (“Appendix A”), to the Ivy Funds Rule 18F-3 Multi-Class Plan Agreement dated November 13, 2008 (the “Agreement”) is effective as of June 10, 2022, and supersedes any prior Appendix A to the Agreement.

Fund Series	Share Class
Delaware Ivy Accumulative Fund	Class A
Class C
Class I
Class R6
Delaware Ivy Multi-Asset Income Fund	Class A
Class C
Class I
Class R6
Class Y
Delaware Ivy Strategic Income Fund	Class A
Class C
Class I
Class R6
Class Y
Delaware Ivy Asset Strategy Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Balanced Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy California Municipal High Income Fund	Class A
Class C
Class I
Class Y
Delaware Ivy Cash Management Fund	Class A
Class C
Delaware Ivy Core Equity Fund	Class A
Class C
Class I
Class R6
Class R
Class Y

Delaware Ivy Corporate Bond Fund	Class A
Class C
Class I
Class Y
Delaware Ivy Crossover Credit Fund	Class A
Class I
Class Y
Delaware Ivy Systematic Emerging Markets Equity Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Energy Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Global Bond Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Global Equity Income Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Global Growth Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Government Money Market Fund	Class A
Class C
Class R6

Delaware Ivy Government Securities Fund	Class A
Class C
Class I
Class R6
Delaware Ivy High Income Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy International Small Cap Fund	Class A
Class C
Class I
Class R6
Class Y
Delaware Ivy International Core Equity Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Large Cap Growth Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy LaSalle Global Real Estate Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Limited-Term Bond Fund	Class A
Class C
Class I
Class R6
Class R
Class Y

Delaware Ivy Managed International Opportunities Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Mid Cap Growth Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Mid Cap Income Opportunities Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Municipal Bond Fund	Class A
Class C
Class I
Class R6
Delaware Ivy Municipal High Income Fund	Class A
Class C
Class I
Class R6
Class Y
Delaware Ivy Natural Resources Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Emerging Markets Local Currency	Class A
Debt Fund	Class C
Class I
Class R6
Class Y
Delaware Ivy Total Return Bond Fund	Class A
Class C
Class I
Class R6
Delaware Ivy High Yield Fund	Class A
Class I
Class R6

Delaware Ivy ProShares Interest Rate Hedged High Yield	Class A
Index Fund	Class I
Class R
Delaware Ivy ProShares MSCI ACWI Index Fund	Class A
Class I
Delaware Ivy ProShares Russell 2000 Dividend Growers	Class A
Index Fund	Class I
Delaware Ivy ProShares S&P 500 Bond Index Fund	Class A
Class I
Delaware Ivy S&P 500 Dividend Aristocrats	Class A
Index Fund	Class I
Class R6
Class R
Delaware Ivy International Value Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Science and Technology Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Securian Core Bond Fund	Class A
Class C
Class I
Class R6
Class R
Class Y

Delaware Ivy Securian Real Estate Securities Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Smid Cap Core Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Small Cap Growth Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Value Fund	Class A
Class C
Class I
Class R6
Class R
Class Y
Delaware Ivy Wilshire Global Allocation Fund	Class A
Class C
Class I
Class R6